Exhibit 4-hhhh

FIFTY-SIXTH SUPPLEMENTAL

INDENTURE

TO

INDENTURE DATED SEPTEMBER 1, 1939

PSI ENERGY, INC.

(FORMERLY NAMED “PUBLIC SERVICE COMPANY OF INDIANA, INC.” AND

SUCCESSOR BY CONSOLIDATION TO PUBLIC SERVICE COMPANY OF INDIANA)

TO

LASALLE BANK NATIONAL ASSOCIATION

AS TRUSTEE

(FORMERLY NAMED “LASALLE NATIONAL BANK” AND THE

SUCCESSOR TRUSTEE TO THE FIRST NATIONAL BANK OF CHICAGO)

DATED AS OF DECEMBER 1, 2004

CREATING FIRST MORTGAGE BONDS, SERIES III, DUE DECEMBER 1, 2039 AND

FIRST MORTGAGE BONDS, SERIES JJJ, DUE DECEMBER 1, 2039

AND

OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS

PARTIES:
Company (PSI Energy, Inc. formerly named Public Service Company of Indiana, Inc., successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee

RECITALS:
Indenture of the Initial Mortgagor, dated September 1, 1939, and First Supplemental Indenture thereto of the Initial Mortgagor, dated as of March 1, 1941
Consolidation of Initial Mortgagor (and four other companies) into the Company
Execution by Company of Second Supplemental Indenture to the original Indenture
Company substituted for Initial Mortgagor under Indenture
Execution by Company of Third through the Fifty-Fifth Supplemental Indentures to the original Indenture
LaSalle Bank National Association, successor to original Trustee
Change of name of Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc.
Amount of bonds presently outstanding under the Indenture
Fifty-Sixth Supplemental Indenture and Bonds of Series III and JJJ authorized
Conditions precedent performed

EXECUTING CLAUSE

i

ii

ARTICLE IV.

CONCERNING THE TRUSTEE.

Acceptance of trust by Trustee
Trustee not responsible for validity or sufficiency of Fifty-Sixth Supplemental Indenture, etc.
Terms and conditions of Article XVII of the original Indenture to be applied to the Fifty-Sixth Supplemental Indenture

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Fifty-Sixth Supplemental Indentures thereto
Section 2.	Operation and construction of amendments to the original Indenture
Section 3.	All covenants, etc., for sole benefit of parties to the Fifty-Sixth Supplemental Indenture and holders of bonds
Section 4.	Table of contents and headings of articles not part of Fifty-Sixth Supplemental Indenture
Section 5.	Execution of Fifty-Sixth Supplemental Indenture in counterparts
Section 6.	Payments Due on Legal Holidays

ATTESTATION CLAUSE
SIGNATURES
ACKNOWLEDGMENT BY COMPANY
ACKNOWLEDGMENT BY TRUSTEE

iii

FIFTY-SIXTH SUPPLEMENTAL INDENTURE dated as of the first day of December, 2004, made and entered into by and between PSI ENERGY, INC. (hereinafter commonly referred to as the “Company”), a corporation organized and existing under the laws of the State of Indiana, formerly named Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, formerly named LaSalle National Bank, and the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part,

WITNESSETH:

WHEREAS, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

WHEREAS, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and

WHEREAS, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

WHEREAS, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and

WHEREAS, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, and a Fifty-Fifth Supplemental Indenture dated as of February 15, 2003, each supplementing and amending the Indenture; and

WHEREAS, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the law of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and

WHEREAS, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990; and

WHEREAS, as of December 1, 2004, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $7,500,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series VV, Due July 15, 2026” and $70,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027” and $50,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series ZZ, 5 3/4%, Due February 15, 2028” and $30,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due February 1, 2024” and $124,665,000 aggregate principal amount of  “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” (such bonds being hereinafter referred to as “Bonds of Series BBB”) and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $325,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006” and $23,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series FFF, Due March 1, 2031” and $24,600,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series GGG, Due March 1, 2019” and $35,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022”; and

WHEREAS, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Fifty-Sixth Supplemental Indenture, substantially in the form of this Fifty-Sixth Supplemental Indenture, for the purpose of creating a fifty-fourth and fifty-fifth series of bonds to be issued under the Indenture, to be known as, respectively, “PSI Energy, Inc. First Mortgage Bonds, Series III, Due December 1, 2039” (such series to consist of a single bond being hereinafter referred to as the “Series III Bond”) and “PSI Energy, Inc. First Mortgage Bonds, Series JJJ, Due December 1, 2039”  (such series to consist of a single bond being hereinafter referred to as the “Series JJJ Bond”) (the Series III Bond and the Series JJJ Bond, when referred to collectively in this Fifty-Sixth Supplemental Indenture, shall be hereinafter referred to as the “Bonds of Series III and JJJ”), and prescribing the form and substance of the Bonds of Series III and JJJ and the terms, provisions and characteristics thereof, and for the purpose of adding to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate and of making such changes in the Indenture as are deemed necessary or desirable and as are permitted by the Indenture; and

WHEREAS, all conditions and requirements necessary to make this Fifty-Sixth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Bonds of Series III and JJJ by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Sixth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

FIRST MORTGAGE BONDS, SERIES III, DUE DECEMBER 1, 2039 AND
FIRST MORTGAGE BONDS, SERIES JJJ, DUE DECEMBER 1, 2039

Section 1.  There are hereby created a fifty-fourth and fifty-fifth series of bonds to be issued under and secured by the Indenture, to be designated as “PSI Energy, Inc. First Mortgage Bonds, Series III, Due December 1, 2039” (such series to consist of a single bond, which shall be the Series III Bond hereinbefore referred to) and “PSI Energy, Inc. First Mortgage Bonds, Series JJJ, Due December 1, 2039” (such series to consist of a single bond, which shall be the Series JJJ Bond hereinbefore referred to), respectively.

Section 2.  The Series III Bond and Series JJJ Bond each shall be issued only in the form of a separate, single, authenticated, fully registered bond which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in a principal amount not to exceed seventy-seven million one hundred twenty-five thousand dollars ($77,125,000) with respect to Series III Bond, and a principal amount not to exceed seventy-seven million one hundred twenty-five thousand dollars ($77,125,000) with respect to the Series JJJ Bond, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and (iv) shall be registered in the name of XL Capital Assurance Inc., or its permitted assigns (“XL Capital”).

The Series III Bond is being issued to XL Capital as security for the payment by the Company of its obligations under the Insurance Agreement, dated as of December 1, 2004, between XL Capital and the Company, which was entered into in connection with the delivery by XL Capital of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, certain bonds (the “Series 2004B IDFA

Bonds”) to be issued under a Trust Indenture, dated as of December 1, 2004, between the Indiana Development Finance Authority (“IDFA”) and Deutsche Bank National Trust Company, as trustee.  The proceeds of the Series 2004B IDFA Bonds will be loaned to the Company pursuant to a Loan Agreement, dated as of December 1, 2004, between IDFA and the Company.

The Series JJJ Bond is being issued to XL Capital as security for the payment by the Company of its obligations under an Insurance Agreement, dated as of December 1, 2004, between XL Capital and the Company, which was entered into in connection with the delivery by XL Capital of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, certain bonds (the “Series 2004C IDFA Bonds”) to be issued under a Trust Indenture, dated as of December 1, 2004, between the IDFA and Deutsche Bank National Trust Company, as trustee.  The proceeds of the Series 2004C IDFA Bonds will be loaned to the Company pursuant to a Loan Agreement, dated as of December 1, 2004, between IDFA and the Company.

The Series III Bond and the Series JJJ Bond each shall be transferable only as required to effect an assignment thereof to a successor-in-interest of XL Capital under the applicable Insurance Agreement referred to hereinabove, provided that the Trustee shall have received notice from the Company of such an assignment (which notice the Trustee may rely upon without further inquiry).

The Series III Bond and the Trustee’s certificate to be endorsed thereon, and the Series JJJ Bond and the Trustee’s certificate to be endorsed thereon, shall be substantially in the following forms, respectively:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF THE SERIES III BOND)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO XL CAPITAL ASSURANCE INC. UNDER THE INSURANCE AGREEMENT DATED AS OF DECEMBER 1, 2004 BETWEEN XL CAPITAL ASSURANCE INC AND PSI ENERGY, INC.

No. III-	$

PSI ENERGY, INC.

FIRST MORTGAGE BOND, SERIES III,

DUE DECEMBER 1, 2039

PSI Energy, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to XL CAPITAL ASSURANCE INC., or registered assigns, the principal sum of                                                      Dollars ($   ) on the first day of December, 2039 and to pay interest on said principal sum, on each Interest Payment Date (hereinbelow defined), until said principal sum is paid, at the rate from time to time borne by the Indiana Development Finance Authority Environmental Revenue Bonds, Series 2004B (the “Series 2004B IDFA Bonds”) issued by the Indiana Development Finance Authority (“IDFA”) under a Trust Indenture, dated as of December 1, 2004, between IDFA and Deutsche Bank National Trust Company as trustee (the “IDFA Indenture”); provided, however, that in no event shall the rate of interest borne by this Bond exceed 13% per annum.  Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

This bond is issued to XL Capital Assurance Inc., or its permitted assigns (“XL Capital”) as security for the payment by the Company of its obligations under that certain Insurance Agreement dated as of December 1, 2004 between the Company and XL Capital (the “Insurance Agreement”).  The Insurance Agreement was entered into in connection with the delivery by XL Capital of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, the Series 2004B IDFA Bonds.

The proceeds of the Series 2004B IDFA Bonds have been loaned to the Company pursuant to a Loan Agreement, dated as of December 1, 2004, between IDFA and the Company.

Notwithstanding any other provision of this bond, no principal shall be due and payable on this bond unless and until an Event of Default shall have occurred under Section 4.01 of the Insurance Agreement by reason of a failure by the Company to pay its obligations under the Insurance Agreement and the Trustee shall have received notice from XL Captial or the Company of such an Event of Default (which notice the Trustee may rely upon without further inquiry).  If such an Event of Default under the Insurance Agreement shall occur, it shall be deemed to be a default, for purposes of the Indenture, in the payment of an amount of principal of this bond equal to the amount of such unpaid obligation.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, PSI Energy, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

PSI ENERGY, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF THE SERIES III BOND)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which LaSalle Bank National Association is successor trustee, (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is designated as “PSI Energy, Inc. First Mortgage Bonds, Series III, Due December 1, 2039” (hereinafter referred to as the “Series III Bond”) of the Company issued under and secured by the Indenture and created by a Fifty-Sixth Supplemental Indenture, dated as of December 1, 2004  (the “Fifty-Sixth Supplemental Indenture”), which also amends the Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Fifty-Sixth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

The Series III Bond shall be transferable only as required to effect an assignment thereof to a successor-in-interest of XL Capital under the Insurance Agreement, provided that the Trustee shall have received notice from the Company of such an assignment (which notice the Trustee may rely upon without further inquiry).

Each Interest Payment Date under the IDFA Indenture shall be an Interest Payment Date for the Series III Bond.  If and when interest is paid on the Series 2004B IDFA Bonds for any given period of time, then there is deemed to have been paid on this Series III Bond an amount of interest equal to such interest paid on the Series 2004B IDFA Bonds.  The Company shall promptly notify the Trustee of the amounts and Interest Payment Dates if any interest becomes payable on this Series III Bond.

The Series III Bond shall be deemed to have been paid and no longer outstanding under the Indenture to the extent that Series 2004B IDFA Bonds are paid or deemed to have been paid and are no longer outstanding under the IDFA Indenture and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full, and the Trustee has received notice to such effect from the Company (which notice the Trustee may rely upon without further inquiry).

Notwithstanding the foregoing, this bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2004B IDFA Bonds are redeemed pursuant to the IDFA Indenture, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2004B IDFA Bonds redeemed and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify XL Capital and the Trustee that a like principal amount of this bond shall be deemed to have been paid and redeemed.  The Series III Bond is not otherwise redeemable prior to its maturity.

XL Capital shall surrender this bond to the Company for cancellation and discharge by the Trustee upon the expiration of the Insurance Agreement or in the event that the Release Test (as defined in the Insurance Agreement) is satisfied.  The Trustee may cancel and discharge the Series III Bond upon presentment thereof by the Company without making further inquiry.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is the Series III Bond designated therein referred to and described in the within mentioned Indenture and Fifty-Sixth Supplemental Indenture.

LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE,

By
Authorized Officer

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF THE SERIES JJJ BOND)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO XL CAPITAL ASSURANCE INC. UNDER THE INSURANCE AGREEMENT DATED AS OF DECEMBER 1, 2004 BETWEEN XL CAPITAL ASSURANCE INC. AND PSI ENERGY, INC.

No. JJJ-	$

PSI ENERGY, INC.

FIRST MORTGAGE BOND, SERIES JJJ,

DUE DECEMBER 1, 2039

PSI Energy, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to XL CAPITAL ASSURANCE INC., or registered assigns, the principal sum of                                              Dollars ($   ) on the first day of December, 2039 and to pay interest on said principal sum, on each Interest Payment Date (hereinbelow defined), until said principal sum is paid, at the rate from time to time borne by the Indiana Development Finance Authority Environmental Revenue Bonds, Series 2004C (the “Series 2004C IDFA Bonds”) issued by the Indiana Development Finance Authority (“IDFA”) under a Trust Indenture, dated as of December 1, 2004, between IDFA and Deutsche Bank National Trust Company as trustee (the “IDFA Indenture”); provided, however, that in no event shall the rate of interest borne by this Bond exceed 13% per annum.  Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

This bond is issued to XL Capital Assurance Inc., or its permitted assigns (“XL Capital”) as security for the payment by the Company of its obligations under that certain Insurance Agreement dated as of December 1, 2004, between the Company and XL Capital (the “Insurance Agreement”).  The Insurance Agreement was entered into in connection with the delivery by XL Capital of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, the Series 2004C IDFA Bonds.

The proceeds of the Series 2004C IDFA Bonds have been loaned to the Company pursuant to a Loan Agreement, dated as of December 1, 2004, between IDFA and the Company.

Notwithstanding any other provision of this bond, no principal shall be due and payable on this bond unless and until an Event of Default shall have occurred under Section 4.01 of the Insurance Agreement by reason of a failure by the Company to pay its obligations under the Insurance Agreement and the Trustee shall have received notice from XL Capital or the Company of such an Event of Default (which notice the Trustee may rely upon without further inquiry).  If such an Event of Default under the Insurance Agreement shall occur, it shall be deemed to be a default, for purposes of the Indenture, in the payment of an amount of principal of this bond equal to the amount of such unpaid obligation.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, PSI Energy, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

PSI ENERGY, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF THE SERIES JJJ BOND)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which LaSalle Bank National Association is successor trustee, (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is designated as “PSI Energy, Inc. First Mortgage Bonds, Series JJJ, Due December 1, 2039” (hereinafter referred to as the “Series JJJ Bond”) of the Company issued under and secured by the Indenture and created by a Fifty-Sixth Supplemental Indenture, dated as of December 1, 2004  (the “Fifty-Sixth Supplemental Indenture”), which also amends the Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Fifty-Sixth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

The Series JJJ Bond shall be transferable only as required to effect an assignment thereof to a successor-in-interest of XL Capital under the Insurance Agreement, provided that the Trustee shall have received notice from the Company of such an assignment (which notice the Trustee may rely upon without further inquiry).

Each Interest Payment Date under the IDFA Indenture shall be an Interest Payment Date for the Series JJJ Bond.  If and when interest is paid on the Series 2004C IDFA Bonds for any given period of time, then there is deemed to have been paid on this Series JJJ Bond an amount of interest equal to such interest paid on the Series 2004C IDFA Bonds.  The Company shall promptly notify the Trustee of the amounts and Interest Payment Dates if any interest becomes payable on this Series JJJ Bond.

The Series JJJ Bond shall be deemed to have been paid and no longer outstanding under the Indenture to the extent that Series 2004C IDFA Bonds are paid or deemed to have been paid and are no longer outstanding under the IDFA Indenture and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full, and the Trustee has received notice to such effect from the Company (which notice the Trustee may rely upon without further inquiry).

Notwithstanding the foregoing, this bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2004C IDFA Bonds are redeemed pursuant to the IDFA Indenture, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2004C IDFA Bonds redeemed and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify XL Capital and the Trustee that a like principal amount of this bond shall be deemed to have been paid and redeemed.  The Series JJJ Bond is not otherwise redeemable prior to its maturity.

XL Capital shall surrender this bond to the Company for cancellation and discharge by the Trustee upon the expiration of the Insurance Agreement or in the event that the Release Test (as defined in the Insurance Agreement) is satisfied.  The Trustee may cancel and discharge the Series JJJ Bond upon presentment thereof by the Company without making further inquiry.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is the Series JJJ Bond designated therein referred to and described in the within mentioned Indenture and Fifty-Sixth Supplemental Indenture.

LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE,

By
Authorized Officer

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Section 3.  Each Bond of Series III and JJJ issued prior to the first interest payment date shall be dated as of December 7, 2004, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

Section 4.  The Series III Bond shall be due and payable on December 1, 2039, and shall bear interest from December 7, 2004, at the rate from time to time borne by the Series 2004B IDFA Bonds (as referred to in the form of the bond hereinabove set forth).  The Series JJJ Bond shall be due and payable on December 1, 2039, and shall bear interest from December 7, 2004, at the rate from time to time borne by the Series 2004C IDFA Bonds (as referred to in the form of the bond hereinabove set forth).

If and when interest is paid on the Series 2004B IDFA Bonds for any given period of time, then there is deemed to have been paid on the Series III Bond an amount of interest equal to such interest paid on the Series 2004B IDFA Bonds.  If and when interest is paid on the Series 2004C IDFA Bonds for any given period of time, then there is deemed to have been paid on the Series JJJ Bond an amount of interest equal to such interest paid on the Series 2004C IDFA Bonds.  The Company shall promptly notify the Trustee of the amounts and Interest Payment Dates if any interest becomes payable on the Series III Bond or the Series JJJ Bond.

For purposes of the calculation required by the first paragraph of Section 5 of Article IV of the Indenture, annual interest in respect of:

(a)       the Series III Bond shall be equal to the sum of (i) the sum of the amounts determined by multiplying the principal amount of the Series 2004B IDFA, if any, outstanding on the date of such calculation which bear a fixed rate of interest by such fixed rate, plus (ii) the amount determined by multiplying the aggregate principal amount of the Series 2004B IDFA Bonds, if any, outstanding on the date of such calculation which bear interest at rates which may fluctuate or may fluctuate from time to time in accordance with methods specified in such Series 2004B IDFA Bonds by 13% per annum; and

(b)       the Series JJJ Bond shall be equal to the sum of (i) the sum of the amounts determined by multiplying the principal amount of the Series 2004C IDFA, if any, outstanding on the date of such calculation which bear a fixed rate of interest by such fixed rate, plus (ii) the amount determined by multiplying the aggregate principal amount of the Series 2004C IDFA Bonds, if any, outstanding on the date of such calculation which bear interest at rates which may fluctuate or may fluctuate from time to time in accordance with methods specified in such Series 2004C IDFA Bonds by 13% per annum.

Section 5.  Both the principal of and the interest on the Bonds of Series III and JJJ shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York,

State of New York, except that interest on the Bonds of Series III and JJJ may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

Section 6.  A single Series III Bond shall be issued and shall be numbered “III-1.”  A single Series JJJ Bond shall be issued and shall be numbered “JJJ-1.”

The Bonds of Series III and JJJ shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenticated by the execution by the Trustee of the certificate endorsed on said bonds.

No service charge will be made by the Company for the transfer or for the exchange of Bonds of Series III and JJJ except, in the case of transfer, a charge sufficient to reimburse the Company for any tax or other governmental charge payable in connection therewith.

Pursuant to the provisions of Section 11 of Article II of the Indenture, Bonds of Series III and JJJ may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of Series III and JJJ and exchange the temporary bonds for such definitive bonds in the manner provided for in said section, provided, however, no presentation or surrender of temporary Bonds of Series III and JJJ shall be necessary in order for the holders entitled to interest thereon to receive such interest.

Section 7.  Article IX of the Indenture, “Maintenance and Renewal Fund and Sinking Fund Provisions” as heretofore amended or supplemented shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series III and JJJ) from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 8.  Section 22 of Article V of the Indenture as heretofore amended or supplemented which, among other things, requires an inspection of the mortgaged property every two years by an independent engineer, shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series III and JJJ), from and after the date in which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 9.  The Company reserves the right, without consent or other action by the holders of the Bonds of Series BBB or of any subsequently created series of bonds (which includes the Bonds of Series III and JJJ), to amend the Indenture, as heretofore amended or supplemented, at any time after all bonds of any series created prior to the Bonds of Series BBB are no longer outstanding under the Indenture, as follows:

(a)  by substituting for the words “in principal amount not greater than sixty per centum (60%) of” in Section 3 of Article IV thereof the following:

“in principal amount not greater than sixty-six and two-thirds per centum (66-2/3%) of “.

(b)  by substituting for the words “shall exceed sixty per centum (60%) of the value of bondable property so acquired” in Section 9 of Article V thereof the following:

“shall exceed sixty-six and two-thirds per centum (66-2/3%) of the value of bondable property so acquired”.

(c)  by substituting for the words “shall be deemed to be paid within the meaning of this article; provided, that the date for the payment or redemption of such bonds shall be not more than one (1) year after such moneys shall have been so set apart or paid.” in the first paragraph of Article XIV thereof the following:

“shall be deemed to be paid within the meaning of this article.”.

(d)  by substituting for the words “with the consent of holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding;” in sub-section (a) of Section 3 of Article XVIII thereof the following:

“with the consent of holders of at least sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds at the time outstanding;”.

(e)  by substituting for the words “holders (or persons entitled to vote the bonds) of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds entitled to be voted” in sub-section (l) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of not less than sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds entitled to be voted”.

(f)  by substituting for the words “holders (or persons entitled to vote the bonds) of at least seventy-five per centum (75%) in principal amount of the bonds outstanding” in sub-section (m) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds outstanding”.

ARTICLE II.

ISSUANCE OF BONDS OF SERIES III AND JJJ.

 Section 1.  The Series III Bond, in the principal amount not exceeding seventy-seven million one hundred twenty-five thousand dollars ($77,125,000) and the Series JJJ Bond in the principal amount not exceeding seventy-seven million one hundred twenty-five thousand dollars ($77,125,000), may be executed by the Company and delivered to the Trustee for authentication, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Fifty-Sixth Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 3 of Article IV of the Indenture to be received by the Trustee as a condition to the authentication and delivery by the Trustee of bonds pursuant to said Section 3.

ARTICLE III.

INDENTURE AMENDMENTS.

Section 1.  Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(95)” thereof an additional subdivision numbered “(96)” and reading as follows:

 “(94) The term ‘Fifty-Sixth Supplemental Indenture’ shall mean the Fifty-Sixth Supplemental Indenture executed by the Company and the Trustee, dated as of December 1, 2004, supplementing and amending the Indenture, and the terms ‘Series III Bond’ shall mean the ‘PSI Energy, Inc. First Mortgage Bonds, Series III, Due December 1, 2039,’ and ‘Series JJJ Bond’ shall mean the ‘PSI Energy, Inc. First Mortgage Bonds, Series JJJ, Due December 1, 2039,’, created by the Fifty-Sixth Supplemental Indenture.”

and (ii) by changing the numbering of the present subdivision “(96)” thereof to “(97)”.

Section 2.  Article VII of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 40 thereof, a new section designated “Section 41” and reading as follows:

“Section 41.  The Series III Bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2004B IDFA Bonds are redeemed pursuant to the IDFA Indenture relating thereto, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2004B IDFA Bonds redeemed and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify XL Capital and the Trustee that a like principal amount of the Bonds of Series III shall be deemed to have been paid and redeemed.

The Series JJJ Bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2004C IDFA Bonds are redeemed pursuant to the IDFA Indenture relating thereto, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2004C IDFA Bonds redeemed and all amounts owed by the Company to XL Capital under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify XL Capital and the Trustee that a like principal amount of the Bonds of Series JJJ shall be deemed to have been paid and redeemed.

The Bonds of Series III and JJJ are not otherwise redeemable prior to their maturity.  For clarity, the Bonds of Series III and/or Series JJJ may also be cancelled and discharged at the election of the Company upon the expiration of the Insurance Agreement or in the event that the Release Test (as defined in the Insurance Agreement) is satisfied.  The Trustee may cancel and discharge the Series III and Series JJJ Bonds upon presentment thereof by the Company without making further inquiry.  The terms “Series 2004B IDFA Bonds”, “Series 2004C IDFA Bonds”, “IDFA Indenture”, “XL Capital” and “Insurance Agreement” shall have the respective meanings specified in the Fifty-Sixth Supplemental Indenture.

Section 3.  The Bonds of Series III and JJJ shall not be entitled to the benefit of a sinking fund.

ARTICLE IV.

CONCERNING THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Fifty-Sixth Supplemental Indenture set forth.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-Sixth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Fifty-Sixth Supplemental Indenture.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.  Wherever in the original Indenture or in any of the fifty-six supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2.  Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the fifty-six supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3. All the covenants, stipulations and agreements in this Fifty-Sixth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4.  The table of contents to, and the headings of the different articles of, this Fifty-Sixth Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5.  This Fifty-Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

Section 6.  Whenever a payment of principal or interest in respect of the Bonds of Series III and JJJ are due on any day other than a business day (as hereinafter defined), such payment shall be payable on the first business day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term business day shall mean any day other than a day on which the Trustee is authorized by law to close.

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IN WITNESS WHEREOF, said PSI Energy, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said LaSalle Bank National Association has caused this instrument to be executed in its corporate name by one of its First Vice Presidents and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

PSI ENERGY, INC.

(CORPORATE SEAL)	By
James L. Turner
Executive Vice President and
Chief Financial Officer

ATTEST:

Richard G. Beach, Assistant Secretary

Signed and delivered by PSI Energy, Inc. in the presence of:

Deborah L. Gates, Witness

Julie M. Thompson, Witness

LASALLE BANK NATIONAL ASSOCIATION

(CORPORATE SEAL)	By
Victoria Y. Douyon
First Vice President

ATTEST:

Kristine Brutsman, Assistant Secretary

Signed and delivered by LaSalle Bank National Association in the presence of:

Debra Donaldson, Witness

Alvita Griffin, Witness

STATE OF OHIO	)

) ss:

COUNTY OF HAMILTON	)

BE IT REMEMBERED, that on this 30th day of November, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared James L. Turner and Richard G. Beach, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the Executive Vice President and Chief Financial Officer, and an Assistant Secretary, respectively, of PSI Energy, Inc., an Indiana corporation, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Executive Vice President and Chief Financial Officer, and Assistant Secretary, respectively, and as the free and voluntary act of said PSI Energy, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

Notary Public

My commission expires 9-28-08.

County of residence: Hamilton

STATE OF ILLINOIS	)

) ss:

COUNTY OF COOK	)

BE IT REMEMBERED, that on this 29th day of November, 2004, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Victoria Y. Douyon and Kristine Brutsman personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be a First Vice President and an Assistant Secretary, respectively, of LaSalle Bank National Association, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such First Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said LaSalle Bank National Association, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

Notary Public

My commission expires 12-1-05.

County of residence: Cook